Exhibit 5.2
[OGILVY RENAULT LETTERHEAD]
General: (514) 847-4747
www.ogilvyrenault.com
Montreal, September 27, 2007
Aeterna Zentaris Inc.
1405, boul. du Parc Technologique
Quebec City, Quebec
Canada, G1P 4P5
Ladies and Gentlemen:
RE:      Registration Statement on Form F-10 (Registration Number 333-146164)

We hereby consent to the reference to us in the registration statement number 333-146164 of Aeterna Zentaris Inc. on Form F-10 (the “Registration Statement”) and the related short form base shelf prospectus (the “Prospectus”).
We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus included in the Registration Statement. We also consent to the reference to our opinion under the heading “Enforceability of Civil Liabilities” in the Prospectus included in the Registration Statement.
In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.
Yours truly,
/s/ OGILVY RENAULT LLP